UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Creatd, Inc., a Nevada corporation (the “Company”) approved, based on the recommendation of the Compensation Committee (the “Committee”) of the Board, certain equity and cash compensation for certain key members of the Company’s management team and non-employee directors as discussed below.

The Company has made certain equity awards to the key members of the Company’s management team (the “Equity Awards”), comprised of 10,692,308 shares of the Company’s common stock (“Common Stock”) to Jeremy Frommer, Chief Executive Officer of the Company, 5,894,788 shares of Common Stock to Justin Maury, Chief Operating Officer of the Company, and 1,663,223 shares of Common Stock to Chelsea Pullano, Chief Financial Officer of the Company. As a condition to receiving the Equity Awards, each such officer agreed to lock-up terms such that only 10% of the shares comprising such individual’s Equity Award can be sold until 90 days after the date of the issuance of the Equity Awards (the “Lock Up Period”) and that during the Lock Up Period, and for nine months thereafter, each such individual can only sell the number of shares equal to the lesser of 5% of the trailing 30 day average volume or 25,000 shares in any single trading day. Additionally, beginning one year after the issuance of the Equity Awards, each individual receiving Equity Awards can only sell the number of shares equal to the lesser of 5% of the trailing 30-day average volume or 40,000 shares in any single trading day (the “Volume Restrictions”).

The Company will also pay cash bonuses to the key members of the Company’s management team (the “Executive Bonuses”) in the amounts of $125,000 to Jeremy Frommer, $62,500 to Justin Maury and $31,250 to Chelsea Pullano, to be paid out on a discretionary basis as determined by the Committee. In addition, each of Jeremy Frommer and Justin Maury will receive monthly housing stipends in the amount of $6,300 (the “Housing Stipends”).

Additionally, the Company will make certain cash payments and equity awards to the non-employee members of the Board (the “Director Compensation”), comprised of annual cash compensation of $140,000, payable in monthly installments, an annual grant of $140,000 in Common Stock, issued quarterly and priced at the average of the last five trading days of the previous quarter. In the fiscal year 2023, each independent director shall be eligible for a cash bonus of $20,000, which shall be paid on a discretionary basis. As a share bonus, 1,700,000 shares of Common Stock shall be issuable to Peter Majar and 1,000,000 shares of Common Stock shall be issuable to Erica Wagner, with such shares subject to the same lock-up and volume restrictions as the Equity Awards.

The Company will offer the chair of the audit committee of the Board (the “Audit Committee Chair”) an additional annual cash compensation of $20,000, payable in monthly installments, and an annual grant of $20,000 in Common Stock, issued quarterly and priced at the average of the last five trading days of the previous quarter.

All equity awards made to the independent directors of the Company are made pursuant to the Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”).

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of the Plan and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 99.1, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Creatd, Inc. 2022 Omnibus Securities and Incentive Plan
10.2	Form of Equity Award Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: February 10, 2023	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer

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